Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225


                               Herein called Aetna

Agrees to pay the benefits stated in this Contract.








THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.



/s/ Susan E. Schechter                                          /s/ Dan Kearney
Secretary                                                           President



  INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT NONPARTICIPATING
                    ALL PAYMENTS AND VALUES PROVIDED BY THIS
                       CONTRACT, WHEN BASED ON INVESTMENT
                      EXPERIENCE OF A SEPARATE ACCOUNT ARE
                      VARIABLE AND ARE NOT GUARANTEED AS TO
                              FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS

                             I. GENERAL DEFINITIONS

                                                                          Page

1.01     Annuitant..........................................................4
1.02     Annuity............................................................4
1.03     Code...............................................................4
1.04     Contract Holder....................................................4
1.05     Fixed Account......................................................4
1.06     Fixed Annuity......................................................4
1.07     Fund(s)............................................................4
1.08     General Account....................................................4
1.09     Participant........................................................4
1.10     Plan...............................................................4
1.11     Purchase Payment(s)................................................4
1.12     Separate Account...................................................4
1.13     Valuation Period (Period)..........................................4
1.14     Variable Annuity...................................................4

                             II. GENERAL PROVISIONS

2.01     Change of Contract.................................................5
2.02     Change of Fund(s)..................................................5
2.03     Nonparticipating Contract..........................................5
2.04     Payments...........................................................5
2.05     State Laws.........................................................5
2.06     Control of Contract................................................5
2.07     Designation of Beneficiary.........................................5
2.08     Misstatements and Adjustments......................................5
2.09     lncontestability...................................................6
2.10     Grace Period.......................................................6

         III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01     Net Purchase Payment(s)............................................7
3.02     Guaranteed Interest Rate - Fixed Account...........................7
3.03     Maintenance Fee....................................................7
3.04     Fund(s) Record Units - Separate Account............................7
3.05     Net Return Factor(s) - Separate Account............................7
3.06     Fund(s) Record Unit Value - Separate Account.......................8
3.07     Current Value......................................................8
3.08     Transfer of Current Value from the Funds...........................8
3.09     Transfer of Current Value from the Fixed Account...................8
3.10     Notice to the Contract Holder......................................8
3.11     Sum Payable at Death (Before Annuity Payments Start)...............8
3.12     Surrender Value....................................................8
3.13     Payment of Surrender Value.........................................8
3.14     Distribution Options (Estate Conservation Option (ECO)
         Systematic Withdrawal Option (SWO))................................9
3.15     Reinstatement......................................................9

                             IV. ANNUITY PROVISIONS

4.01     Choices to be Made................................................10
4.02     Annuity Payments to Annuitant.....................................10
4.03     Annuity Payments to Annuitant's Beneficiary.......................10
4.04     Terms of Annuity Options..........................................11
4.05     Death of Annuitant/Beneficiary....................................12
4.06     Fund(s) Annuity Units - Separate Account..........................12
4.07     Fund(s) Annuity Unit Value - Separate Account.....................12
4.08     Annuity Options...................................................13

                              V. SPECIAL PROVISIONS

5.01     Deferred Compensation Plan........................................22
5.02     Tax Deferred Annuity Plan.........................................24
5.03     Tax Deferred Annuity Plan (ERISA).................................31
5.04     Individual Annuity Plan...........................................39

                                VI. FEE SCHEDULE

6.01     Maintenance Fee...................................................41
6.02     Surrender Fee.....................................................41
6.03     Table of Minimum Values - Fixed Account...........................41

         I.       GENERAL DEFINITIONS



1.01. Annuitant: A person who receives a series of payments for life or a definite period under this Contract. This term may also apply to the Contract Holder's or Participant's beneficiary who elected an Annuity Option after the Contract Holder/Participant's death before payments begin. The Annuitant cannot be changed.

1.02.    Annuity:  Payment of an income:

         (a)      For the life of one or two persons;
         (b)      For a stated period; or
         (c)      For some combination of (a) and (b).

1.03. Code: The Internal Revenue Code of 1986, as it may be amended from time to time.

1.04. Contract Holder: The entity to which, or person to whom this Contract is issued.

1.05. Fixed Account: An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.06.    Fixed Annuity: An Annuity with payments which do not vary in amount.

1.07. Fund(s): The open-end registered management investment companies (mutual funds) made available by Aetna under this Contract.

1.08. General Account: The Account holding the assets of Aetna, other than those assets held in the Separate Accounts.

1.09.    Participant: An eligible person taking part in a Plan.

1.10. Plan: The Plan named on the Specifications page of the Contract. The Plan is not a part of the Contract. Aetna is not bound by the terms of the Plan.

1.11.    Purchase Payment(s): Payment(s) made to Aetna.

1.12. Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to the assets of this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

1.13. Valuation Period (Period): The period as of 4:00 p.m. Eastern time on each day the New York Stock Exchange is open for business to 4:00 p.m. Eastern time of the next such business day.

1.14. Variable Annuity: An Annuity with payments which vary with the net investment results of a Separate Account.

         II.      GENERAL PROVISIONS



2.01. Change of Contract: Except as provided below, only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change. The following provisions of this Contract will not be changed:

         (a)      Net Purchase Payment(s)
         (b)      Guaranteed Interest Rate - Fixed Account
         (c)      Net Retum Factor(s) - Separate Account
         (d)      Current Value
         (e)      Surrender Value
         (f)      Fund(s) Annuity Unit Value - Separate Account
         (g)      Annuity Options
         (h)      Fixed Annuity minimum interest rate
         (i)      Maximum transfer, maintenance, or surrender fees.

         This Contract may also be changed as required by federal or state law.

2.02.    Change of Fund(s): Aetna, or the Separate Account may:

         (a) Change the Fund(s) which may be invested in by the Separate Account; and

         (b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

         Changes must be:

         (a) Approved by a majority vote of persons having an interest in the Separate Account and the Fund(s);

         (b) Deemed necessary by Aetna under the Investment Company Act of 1940; or

         (c) Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

         Aetna will notify the Contract Holder of any change.

2.03. Nonparticipating Contract: The Contract Holder, Annuitant, or beneficiaries will not have a right to share in the earnings of Aetna.

2.04. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.13.

2.05. State Laws: This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06.    Control of Contract:  See Part V.

2.07.    Designation of Beneficiary:  See Part V.

2.08. Misstatements and Adjustments: If Aetna finds the age of any payee to be misstated, the correct facts will be used to adjust payments.

2.09. lncontestability: Aetna cannot cancel this Contract because of any error of fact on the application.

2.10. Grace Period: This Contract will remain in effect even if Purchase Payments are not continued.

         III.     PURCHASE PAYMENT,
                  CURRENT VALUE, AND
                  SURRENDER PROVISIONS


3.01. Net Purchase Payment(s): The actual Purchase Payment(s) less any premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (see Part IV). If Aetna determines that it must pay a premium tax when Purchase Payment(s) are received or at any other time, it will deduct the tax at that time.

         The Net Purchase Payment(s) may be credited to:

         (a)      The Fixed Account; and
         (b)      The Fund(s) in which the Separate Account invests.

         Aetna must be told the percentage of the Net Purchase Payments to be applied to each investment above.

         During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

3.02. Guaranteed Interest Rate - Fixed Account: On any Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at an annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.03.    Maintenance Fee:  See Part V.

3.04. Fund(s) Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Net Purchase Payment applied to the Fund divided by the Fund(s) Record Unit Value (see 3.06) for the Valuation Period in which the Purchase Payment is received in good order.

3.05. Net Return Factor(s) - Separate Account: The Net Return Factors are used to compute all Separate Account Values and payments for any Fund.

         The Net Retum Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

         The Net Return Rate is equal to:

         (a)      The value of the shares of the Fund held by the Separate
                  Account at the end of a Valuation Period; minus
         (b)      The value of the shares of the Fund held by the Separate
                  Account at the start of the Valuation Period; plus or minus
         (c) Taxes (or reserves for taxes) on the Separate Account (if any); divided by
         (d) The total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.06 and 4.07) at the start of the Valuation Period; minus
         (e) A daily actuarial charge at an annual rate of 1.25% for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed 0.25% on an annual basis.

         A Net Return Rate may be more or less than 0.

         The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

         The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity. This charge will not exceed 0.25%

3.06 Fund(s) Record Unit Value - Separate Account: The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of the Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.07.    Current Value: The Current Value of this Contract is equal to:

         (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus
         (b)      The sum of any Separate Account Record Unit Value(s); less
         (c)      Any Maintenance Fee(s) due.

         Current Value does not include amounts used to purchase an Annuity.

3.08. Transfer of Current Value from the Funds: Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund or to the Fixed Account.

         Twelve transfers of Current Value can be made during a calendar year period. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

3.09. Transfer of Current Value from the Fixed Account: 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be:

         (a)      Without charge;
         (b)      Allowed once per calendar year; and
         (c)      Not allowed under an Annuity Option.

         Aetna may, on a temporary basis, allow any larger percent to be transferred.

         The Current Value of the Fixed Account, as used above, is the value when the request is received at Aetna's Home Office in good order.

3.10. Notice to the Contract Holder: Before an Annuity Option is elected, Aetna will notify the Contract Holder each year of:

         (a)      The value of any amounts held in:
                  (1)      The Fixed Account;
                  (2)      The Fund(s) for the Separate Account;
         (b)      The number of any Fund(s) Record Units; and
         (c)      The Fund(s) Record Unit Value(s).

         Such number or values will be as of a date no more than 60 days before the date of the notice.

3.11.    Sum Payable at Death (Before Annuity Payments Start): See Part V.

3.12.    Surrender Value:  See Part V.

3.13. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

         (a) For a period of up to 6 months (unless not allowed by state law); and

         (b)      As provided by federal law.

         Aetna may pay any Fixed Account surrender value with interest in equal payments over a period not to exceed 60 months when the amount held in the Fixed Account under this Contract exceeds $250,000 on the day prior to the current surrender request. This will apply only if the sum of the amounts surrendered within the past 12 months and the amount of the current surrender exceeds 20% of such Fixed Account amount.

         Interest, as used above, will not be more than two percentage points below any rate determined prospectively by the Board of Directors for this class of Contract. In no event will the interest rate be less than 4%.

3.14. Distribution Options (Estate Conservation Option (ECO)/Systematic Withdrawal Option (SWO)): See Part V.

3.15. Reinstatement: All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Amounts will be reinstated among the Fixed Account and the Separate Account Fund(s) in the same proportion as they were at the time of surrender. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

         Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

         Reinstatement is permitted only once.

         IV.      ANNUITY PROVISIONS



4.01. Choices to be Made: The Contract Holder may tell Aetna to pay any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, or 4 (see 4.08). This election must be made in a form acceptable to Aetna within the 90 day period ending on the date payments are to begin. A Contract Holder may revoke an election at any time prior to the date the payments start. However, the spouse of a married Contract Holder, under a Contract subject to the provisions of Section 5.03, must consent to the first election and any new choice other than Option 4(e) (see 4.08).

         When an Option is chosen, Aetna must also be told whether payments are to be made other than monthly and to pay:

         (a)      A Fixed Annuity using the General Account;

         (b) A Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

         (c)      A combination of (a) and (b).

         If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

         If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

4.02. Annuity Payments to Annuitant: In no event may any payments to the Annuitant under any Annuity Option extend beyond:

         (a)      The life of the Annuitant;

         (b) The lives of the Annuitant and the Annuitant's beneficiary under the Plan;
         (c) Any certain period greater than the Annuitant's life expectancy according to regulations under Code Section 401
                  (a)(9), determined as of the date payments are to begin. (Code
                  Section 401 (a)(9) regulations are not applicable to Section 5.04, Individual Annuity Plans); or
         (d) A period certain greater than the life expectancies of the Annuitant and the Annuitant's beneficiary under the Plan, according to regulations under Code Section 401 (a)(9), determined as of the date payments are to begin. (Code Section 401 (a)(9) regulations are not applicable to Section 5.04, Individual Annuity Plans.)

4.03. Annuity Payments to Annuitant's Beneficiary: In no event may payments to the beneficiary under an Annuity Option extend beyond:

         (a)      The life of the beneficiary; or
         (b) Any certain period greater than the beneficiary's life expectancy as determined by regulations under Code Section 401
                  (a)(9). (Code Section 401 (a)(9) regulations are not applicable to Section 5.04, Individual Annuity Plans.)

         The present value of any remaining payments due after the death of both Annuitants under a joint and survivor Annuity Option, (see 4.08), will be made to the beneficiary designated by the Contract Holder or to the Contract Holder's estate. The second Annuitant does not have the right to change the beneficiary upon the Contract Holder's death.

4.04.    Terms of Annuity Options:

         (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

         (b) The present value of the expected payments to the Annuitant when payments start shall be determined according to the Tables under IRS regulations to comply with the minimum distribution incidental death benefit rule. This restriction does not apply if Option 4 is chosen and the second Annuitant is the spouse of the Annuitant.

         (c) No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

         (d) If a Fixed Annuity under Option 2, 3 or 4 is chosen and a larger payment would result from applying the surrender value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

         (e) The Annuitant's age will be reduced by one year for Annuity commencement dates occurring during the 1990's, reduced by two years for Annuity commencement dates occurring during the decade 2000- 2009, and so on. The Annuitant's adjusted age is determined based on the age as of the birthday closest to the date of the first Annuity payment. The Annuity rates for Options 3 and 4 are based on mortality from 1983 Table a.

         (f) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk charges and, if applicable, any administrative charge if future Variable Annuity Payments are to remain level.


4.05. Death of Annuitant/Beneficiary: When an Annuitant dies under Options 2 and 3, or if both the Annuitant and survivor die under Option 4 (d), the present value of any remaining guaranteed payment will be paid in one sum to the beneficiary, or upon election by the beneficiary, any remaining payments will continue to the beneficiary. If there is no beneficiary under Option 2 and 3, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant. If there is no beneficiary under Option 4(d), the present value of any remaining payments will be paid in one lump sum to the last survivor's estate.

         If the Annuitant dies under Option 1, the amount held plus accrued interest will be paid in one sum to the beneficiary. If there is no beneficiary, the lump sum will be paid to the Annuitant's estate.

         If the beneficiary dies while receiving annuity payments elected by the Annuitant, the present value of any remaining payments will be paid in one sum to the beneficiary's estate unless otherwise elected. The interest rate used to determine the first payment will be used to calculate the present value.

4.06. Fund(s) Annuity Units - Separate Account: The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

         (a) The portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by
         (b)      1,000; multiplied by
         (c)      The payment rate for the Option chosen.

         Such amount, or portion of the Variable Payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 4.07) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund(s) Annuity Units. The number of each Fund(s) Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund(s) Annuity Unit Value multiplied by the appropriate number of Units. The Fund(s) Annuity Unit value on the tenth Valuation Period prior to the due date of the Payment is used.

4.07. Fund(s) Annuity Unit Value - Separate Account: For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:

         (a)      The Value for the previous Period; multiplied by
         (b) The Net Return Factor(s) (see 3.05) for the Period; multiplied by
         (c)      A factor to reflect the Assumed Annual Net Return Rate.

         The factor for 3.5% per year is .9999058; for 5% per year it is .99998663.

         The dollar value of the Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

         If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

         [bullet] 4.75% on an annual basis plus an annual return of up to 0.25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 3.5% is chosen; or

         [bullet] 6.25% on an annual basis plus an annual return of up to 0.25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

         Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.08.    Annuity Options:

         Option 1 - Payments of interest on Sum Left with Aetna - This Option may be used only by the beneficiary when the Annuitant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest (see 4.01). The beneficiary may later tell Aetna to:

         (a)      Pay a portion or all of the sum held by Aetna; or
         (b) Apply a portion or all of the sum held by Aetna to any Annuity Option below.

         If this Contract is subject to Code Section 401 (a)(9), and the beneficiary elects that the full sum paid upon death is to be held under this Option, the beneficiary, if a spouse, must elect (a) or (b) above within 5 years after the death of the Annuitant. If the beneficiary is not a spouse, the beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Annuitant.

         Option 2 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30.

         If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender (see Part V).

         Option 3 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 1 80, or 240 months.

         Option 4 - Life Income for Two Payees An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

         (a)      100% of the payment to continue to the survivor;
         (b)      662/3% of the payment to continue to the survivor;
         (c)      50% of the payment to continue to the survivor; or
         (d) Payments guaranteed for 120 months, with 100% of the payment to continue to the survivor.
         (e) 100% of the payment to continue to the survivor if the survivor is the Annuitant and 50% of the payment to continue to the survivor if the survivor is the second Annuitant.

         Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


    Years of            Amount of           Years of          Amount of          Years of          Amount of
    Payments            Payments            Payments          Payments           Payments          Payments
    --------            --------            --------          --------           --------          --------

        3                $29.19               13                $7.94              22                $5.39
        4                 22.27               14                 7.49              23                 5.24
        5                 18.12               15                 7.10              24                 5.09
        6                 15.35               16                 6.76              25                 4.96
        7                 13.38               17                 6.47              26                 4.84
        8                 11.90               18                 6.20              27                 4.73
        9                 10.75               19                 5.97              28                 4.63
        10                 9.83               20                 5.75              29                 4.53
        11                 9.09               21                 5.56              30                 4.45
        12                 8.46


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


    Years of            Amount of           Years of          Amount of          Years of          Amount of
    Payments            Payments            Payments          Payments           Payments          Payments
    --------            --------            --------          --------           --------          --------

        3                  $29.80             13                  $8.64            22                  $6.17
        4                   22.89             14                   8.20            23                   6.02
        5                   18.74             15                   7.82            24                   5.88
        6                   15.99             16                   7.49            25                   5.76
        7                   14.02             17                   7.20            26                   5.65
        8                   12.56             18                   6.94            27                   5.54
        9                   11.42             19                   6.71            28                   5.45
        10                  10.51             20                   6.51            29                   5.36
        11                   9.77             21                   6.33            30                   5.28
        12                   9.16

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                         Payments Guaranteed for a Stated Period of Months
                                         -------------------------------------------------

                          None                    60                    120                   180                   240
    Age of                ----                    --                    ---                   ---                   ---
   Annuitant     Male        Female      Male       Female      Male      Female      Male      Female      Male      Female
   ---------     ----        ------      ----       ------      ----      ------      ----      ------      ----      ------

      50            $4.56     $4.20        $4.55       $4.19      $4.51     $4.18      $4.45      $4.15       $4.36     $4.11
      51             4.64      4.26         4.62        4.25       4.58      4.24       4.51       4.21        4.42      4.16
      52             4.72      4.32         4.70        4.32       4.66      4.30       4.58       4.26        4.48      4.21
      53             4.80      4.39         4.79        4.38       4.74      4.36       4.65       4.32        4.53      4.27
      54             4.89      4.46         4.87        4.46       4.82      4.43       4.73       4.39        4.59      4.32

      55             4.99      4.54         4.97        4.53       4.91      4.50       4.80       4.46        4.65      4.38
      56             5.09      4.62         5.07        4.61       5.00      4.58       4.88       4.53        4.72      4.44
      57             5.20      4.71         5.17        4.70       5.10      4.66       4.96       4.60        4.78      4.50
      58             5.32      4.80         5.29        4.79       5.20      4.75       5.05       4.68        4.84      4.57
      59             5.44      4.90         5.41        4.88       5.31      4.84       5.14       4.76        4.91      4.63

      60             5.57      5.00         5.53        4.99       5.42      4.93       5.23       4.84        4.97      4.70
      61             5.71      5.11         5.67        5.09       5.54      5.03       5.32       4.93        5.03      4.77
      62             5.86      5.23         5.81        5.21       5.66      5.14       5.42       5.02        5.09      4.84
      63             6.02      5.36         5.97        5.33       5.79      5.25       5.51       5.11        5.16      4.91
      64             6.20      5.49         6.13        5.46       5.93      5.37       5.61       5.21        5.21      4.98

      65             6.38      5.64         6.31        5.60       6.07      5.49       5.71       5.31        5.27      5.05
      66             6.58      5.79         6.49        5.75       6.22      5.63       5.81       5.41        5.32      5.12
      67             6.79      5.95         6.69        5.91       6.38      5.76       5.91       5.52        5.38      5.18
      68             7.02      6.13         6.89        6.08       6.53      5.91       6.01       5.63        5.42      5.25
      69             7.26      6.32         7.11        6.26       6.70      6.06       6.11       5.74        5.47      5.31

      70             7.52      6.53         7.35        6.45       6.86      6.23       6.20       5.85        5.51      5.37
      71             7.80      6.75         7.59        6.66       7.03      6.39       6.29       5.96        5.54      5.42
      72             8.09      6.99         7.85        6.89       7.21      6.57       6.38       6.07        5.57      5.47
      73             8.41      7.26         8.12        7.13       7.38      6.75       6.46       6.17        5.60      5.51
      74             8.75      7.54         8.41        7.39       7.55      6.94       6.53       6.28        5.63      5.55

      75             9.12      7.85         8.71        7.66       7.73      7.13       6.61       6.38        5.65      5.59

Rates are based on mortality from 1983 Table a.
Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                                         Payments Guaranteed for a Stated Period of Months
                                         -------------------------------------------------

                         None                    60                   120                  180                   240
    Age of               ----                    --                   ---                  ---                   ---
   Annuitant     Male       Female      Male      Female      Male     Female      Male      Female      Male      Female
   ---------     ----       ------      ----      ------      ----     ------      ----      ------      ----      ------

      50           $5.48     $5.12       $5.46     $5.11        $5.41    $5.09       $5.34     $5.06       $5.24     $5.01
      51            5.55      5.17        5.53      5.17         5.48     5.14        5.40      5.11        5.29      5.05
      52            5.63      5.23        5.61      5.23         5.55     5.20        5.46      5.16        5.34      5.10
      53            5.71      5.30        5.69      5.29         5.62     5.26        5.53      5.22        5.40      5.15
      54            5.80      5.37        5.77      5.36         5.70     5.33        5.60      5.27        5.45      5.20

      55            5.89      5.44        5.86      5.43         5.79     5.39        5.67      5.34        5.51      5.25
      56            5.99      5.52        5.96      5.51         5.87     5.47        5.74      5.40        5.56      5.31
      57            6.10      5.60        6.06      5.59         5.97     5.54        5.82      5.47        5.62      5.37
      58            6.21      5.69        6.17      5.67         6.06     5.62        5.90      5.54        5.68      5.42
      59            6.33      5.79        6.29      5.77         6.17     5.71        5.98      5.61        5.74      5.48

      60            6.46      5.89        6.41      5.87         6.28     5.80        6.06      5.69        5.79      5.55
      61            6.60      6.00        6.55      5.97         6.39     5.90        6.15      5.77        5.85      5.61
      62            6.75      6.11        6.69      6.08         6.51     6.00        6.24      5.86        5.91      5.67
      63            6.91      6.23        6.84      6.20         6.64     6.10        6.33      5.95        5.96      5.73
      64            7.09      6.37        7.00      6.33         6.77     6.22        6.42      6.04        6.02      5.80

      65            7.27      6.51        7.18      6.46         6.91     6.34        6.52      6.13        6.07      5.86
      66            7.47      6.66        7.36      6.61         7.05     6.46        6.61      6.23        6.12      5.92
      67            7.68      6.82        7.55      6.76         7.20     6.60        6.70      6.33        6.16      5.99
      68            7.91      7.00        7.76      6.93         7.35     6.74        6.80      6.43        6.21      6.04
      69            8.15      7.19        7.98      7.11         7.51     6.89        6.89      6.54        6.25      6.10

      70            8.41      7.39        8.21      7.30         7.67     7.04        6.97      6.64        6.28      6.15
      71            8.69      7.62        8.45      7.51         7.83     7.21        7.06      6.74        6.32      6.20
      72            8.99      7.86        8.70      7.73         8.00     7.38        7.14      6.85        6.35      6.25
      73            9.31      8.12        8.97      7.97         8.16     7.55        7.21      6.95        6.37      6.29
      74            9.65      8.41        9.26      8.23         8.33     7.73        7.29      7.04        6.39      6.33

      75           10.02      8.72        9.55      8.50         8.50     7.92        7.35      7.14        6.41      6.36

Rates are based on mortality from 1983 Table a.
Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant
                             -----------------------

    Age of
Male Annuitant      45        50         55        60         65         70        75         80        85
--------------      --        --         --        --         --         --        --         --        --

      45           $3.69     $3.80      $3.90      $3.98     $4.05      $4.11      $4.15     $4.18      $4.20
      50            3.75      3.89       4.03       4.16      4.27       4.36       4.43      4.48       4.52
      55            3.81      3.97       4.16       4.34      4.51       4.66       4.78      4.86       4.92
      60            3.84      4.04       4.27       4.51      4.76       4.99       5.18      5.33       5.43
      65            3.87      4.09       4.35       4.66      4.99       5.34       5.66      5.92       6.11
      70            3.90      4.13       4.42       4.78      5.19       5.67       6.16      6.61       6.95
      75            3.91      4.15       4.47       4.86      5.35       5.95       6.64      7.33       7.95
      80            3.92      4.17       4.50       4.92      5.46       6.17       7.04      8.04       9.03
      85            3.92      4.18       4.51       4.95      5.53       6.31       7.34      8.63      10.05

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant
                             -----------------------

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $4.63     $4.72      $4.81      $4.89     $4.96      $5.02      $5.07     $5.10      $5.12
      50            4.68      4.80       4.93       5.05      5.16       5.25       5.33      5.38       5.42
      55            4.73      4.88       5.04       5.21      5.38       5.52       5.65      5.74       5.80
      60            4.77      4.95       5.15       5.37      5.61       5.83       6.04      6.19       6.30
      65            4.80      5.00       5.24       5.52      5.83       6.17       6.49      6.76       6.96
      70            4.82      5.04       5.30       5.63      6.04       6.49       6.97      7.42       7.79
      75            4.84      5.06       5.35       5.72      6.20       6.77       7.45      8.14       8.76
      80            4.85      5.08       5.39       5.79      6.31       6.99       7.86      8.84       9.83
      85            4.86      5.10       5.41       5.83      6.39       7.15       8.16      9.43      10.86

Rates are based on mortality from 1983 Table a.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                             662/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant
                             -----------------------

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $3.94     $4.06      $4.20      $4.36     $4.54      $4.74      $4.96     $5.19      $5.42
      50            4.05      4.20       4.36       4.55      4.76       4.99       5.24      5.51       5.78
      55            4.18      4.35       4.54       4.76      5.00       5.28       5.58      5.90       6.22
      60            4.32      4.51       4.73       4.99      5.29       5.63       6.00      6.40       6.79
      65            4.48      4.69       4.95       5.25      5.61       6.03       6.51      7.02       7.52
      70            4.66      4.89       5.18       5.53      5.97       6.49       7.10      7.77       8.45
      75            4.84      5.09       5.42       5.82      6.33       6.96       7.73      8.62       9.56
      80            5.02      5.30       5.65       6.11      6.69       7.43       8.39      9.54      10.82
      85            5.19      5.49       5.87       6.37      7.02       7.88       9.02     10.46      12.15

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant
                             -----------------------

 Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $4.87     $4.99      $5.12      $5.28     $5.46      $5.68      $5.93     $6.21      $6.49
      50            4.99      5.12       5.27       5.45      5.66       5.90       6.18      6.50       6.82
      55            5.12      5.26       5.44       5.65      5.89       6.17       6.50      6.86       7.23
      60            5.27      5.43       5.63       5.87      6.16       6.50       6.89      7.32       7.76
      65            5.44      5.63       5.85       6.14      6.49       6.90       7.38      7.92       8.47
      70            5.64      5.85       6.11       6.44      6.84       7.35       7.96      8.64       9.36
      75            5.86      6.09       6.38       6.75      7.23       7.84       8.60      9.49      10.46
      80            6.09      6.33       6.65       7.07      7.62       8.34       9.28     10.42      11.71
      85            6.30      6.57       6.92       7.38      8.00       8.83       9.93     11.35      13.04

Rates are based on mortality from 1983 Table a.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Second Annuitant
                             -----------------------

    Age of
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $4.07     $4.21      $4.38      $4.58     $4.83      $5.13      $5.49     $5.91      $6.35
      50            4.22      4.37       4.55       4.77      5.04       5.37       5.77      6.23       6.72
      55            4.40      4.56       4.76       5.00      5.29       5.66       6.10      6.62       7.18
      60            4.61      4.79       5.00       5.27      5.60       6.01       6.51      7.11       7.76
      65            4.87      5.06       5.31       5.61      5.99       6.46       7.04      7.74       8.52
      70            5.17      5.39       5.66       6.01      6.44       6.99       7.68      8.52       9.47
      75            5.49      5.75       6.06       6.46      6.96       7.61       8.43      9.45      10.64
      80            5.84      6.13       6.49       6.95      7.54       8.29       9.29     10.54      12.03
      85            6.18      6.51       6.91       7.43      8.11       9.00      10.17     11.71      13.57

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant
                             -----------------------

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $5.01     $5.14      $5.30      $5.50     $5.75      $6.08      $6.48     $6.96     $7.49
      50            5.15      5.29       5.46       5.68      5.95       6.29       6.73      7.25      7.82
      55            5.33      5.48       5.66       5.89      6.18       6.56       7.03      7.60      8.24
      60            5.56      5.71       5.91       6.16      6.49       6.90       7.42      8.06      8.78
      65            5.83      6.01       6.23       6.51      6.87       7.33       7.93      8.67      9.50
      70            6.17      6.36       6.61       6.93      7.34       7.87       8.56      9.43     10.43
      75            6.55      6.78       7.05       7.42      7.89       8.51       9.33     10.35     11.57
      80            6.98      7.23       7.54       7.96      8.51       9.23      10.20     11.44     12.95
      85            7.40      7.68       8.05       8.53      9.16      10.00      11.14     12.64     14.51

Rates are based on mortality from 1983 Table a.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant
                             -----------------------

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $3.69     $3.79      $3.89      $3.98     $4.05      $4.11      $4.15     $4.17     $4.19
      50            3.75      3.89       4.03       4.16      4.27       4.36       4.42      4.47      4.49
      55            3.80      3.97       4.15       4.34      4.51       4.65       4.76      4.83      4.88
      60            3.84      4.04       4.26       4.50      4.75       4.97       5.16      5.29      5.36
      65            3.87      4.09       4.35       4.65      4.98       5.31       5.61      5.83      5.97
      70            3.89      4.13       4.41       4.76      5.17       5.62       6.07      6.43      6.67
      75            3.91      4.15       4.46       4.84      5.31       5.87       6.48      7.02      7.40
      80            3.91      4.16       4.48       4.89      5.41       6.05       6.79      7.50      8.04
      85            3.92      4.17       4.49       4.91      5.46       6.15       6.98      7.83      8.50

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant
                             -----------------------

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --

      45           $4.63     $4.72      $4.81      $4.89     $4.96      $5.02      $5.06     $5.09      $5.11
      50            4.68      4.80       4.93       5.05      5.15       5.25       5.32      5.36       5.39
      55            4.73      4.88       5.04       5.21      5.37       5.51       5.63      5.71       5.75
      60            4.77      4.94       5.14       5.37      5.60       5.82       6.00      6.14       6.22
      65            4.80      4.99       5.23       5.51      5.82       6.13       6.43      6.66       6.80
      70            4.82      5.03       5.29       5.62      6.00       6.44       6.87      7.23       7.47
      75            4.84      5.06       5.34       5.70      6.15       6.68       7.27      7.80       8.17
      80            4.85      5.07       5.37       5.75      6.24       6.86       7.57      8.26       8.79
      85            4.85      5.08       5.38       5.78      6.30       6.96       7.76      8.58       9.23

Rates are based on mortality from 1983 Table a.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                  JOINT AND 1/2 CONTINGENT LIFE INCOME ANNUITY
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant
                             -----------------------

  Age of Male
   Annuitant        45        50         55        60         65        70         75         80        85
   ---------        --        --         --        --         --        --         --         --        --

      45          $3.94     $4.00      $4.05     $4.10      $4.13     $4.16      $4.18      $4.20     $4.21
      50           4.12      4.20       4.41      4.35       4.41      4.46       4.49       4.52      4.54
      55           4.32      4.42       4.54      4.64       4.74      4.82       4.88       4.92      4.95
      60           4.55      4.68       4.83      4.98       5.13      5.26       5.37       5.45      5.50
      65           4.82      4.98       5.17      5.39       5.60      5.81       6.00       6.14      6.24
      70           5.14      5.33       5.57      5.84       6.14      6.47       6.77       7.04      7.22
      75           5.47      5.70       6.00      6.34       6.74      7.20       7.68       8.13      8.49
      80           5.83      6.10       6.45      6.87       7.38      8.00       8.70       9.42      10.07
      85           6.17      6.49       6.88      7.38       8.00      8.79       9.74      10.81      11.85

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant
                             -----------------------

   Age of
     Male
  Annuitant        45        50         55         60        65         70         75        80         85
  ---------        --        --         --         --        --         --         --        --         --

      45         $4.88     $4.93       $4.98     $5.02     $5.06      $5.09      $5.11     $5.13      $5.14
      50          5.05      5.12       5.19       5.26      5.32       5.36       5.40      5.43       5.45
      55          5.25      5.34       5.43       5.53      5.62       5.70       5.77      5.81       5.84
      60          5.49      5.61       5.73       5.86      6.01       6.13       6.24      6.32       6.38
      65          5.78      5.93       6.09       6.28      6.47       6.67       6.86      7.01       7.11
      70          6.13      6.30       6.50       6.74      7.03       7.33       7.62      7.88       8.09
      75          6.53      6.72       6.98       7.28      7.66       8.08       8.55      8.98       9.35
      80          6.96      7.19       7.49       7.87      8.34       8.91       9.59     10.28      10.92
      85          7.39      7.66       8.01       8.46      9.04       9.77      10.67     11.70      12.74

Rates are based on mortality from 1983 Table a.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

         V.    SPECIAL PROVISIONS

         The Special Provisions section which applies to this Contract is shown on the Specifications page under Type of Plan. The other sections under Special Provisions do not apply.

5.01.    Deferred Compensation Plan

         (a) Control of Contract: All rights in this Contract rest with the Contract Holder, who is entitled to all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract. Any choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors of the Participant except to the extent permitted by law.
         (b) Designation of Beneficiary: The beneficiary shall be the Contract Holder.
         (c) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.
         (d) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Contract's Current Value will automatically be surrendered and distributed each year.
               (1) Amount of Distribution: The Contract Holder may elect the payment method described below on behalf of the Participant.
                    [bullet] Specified Amount: Payments of a designated dollar amount which must be no greater than 100% of the initial Current Value. This amount will remain constant unless a higher amount is required under the Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the Contract Holder. The life expectancy factor for this purpose will be the Participant's life expectancy at the time of the election of this option, and with each subsequent calendar year the factor will be reduced by one. The minimum required distribution will be determined by dividing the Current Value as of December 31 of the year prior to the payment year, by a life expectancy factor.
                    The life expectancy factor is either the single life or joint life expectancy, as elected by the Contract Holder on behalf of the Participant, based on tables in Section 401(a)(9) of the Code or related regulations. If the joint life expectancy is elected, upon either the Participant's or the spouse's death, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described under Specified Amount. Payments upon the

                    Participant's death will continue in the manner described above, unless the spouse elects an alternate payment mode.

                    Any mode elected must provide payments to be made at least as rapidly as those made prior to the Participant's death.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules.

                    The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse.

               (2) Minimum Initial Current Value: At its discretion, Aetna may require a Minimum Initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Contract balance.

               (3) Date of Distribution: The Contract Holder shall specify the initial distribution date on behalf of the Participant. The Specified Amount payment method must be elected when the Participant is eligible to begin receiving payments under the Plan.

                    SWO payments will be made quarterly, semi-annually or annually.

               (4) Election and Revocation: SWO may be elected by the Contract Holder on behalf of the Participant by submitting a completed and signed election form to Aetna's Home Office.

                    Once elected, this option may be revoked by the Contract Holder on behalf of the Participant by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid.
                    SWO may be elected only once.

               (5) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than quarterly.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value as directed by the Contract Holder if:

               (1)  The Participant dies before Annuity payments start; and
               (2)  The notice of death is received in good order by Aetna.

               The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account plus interest (less any prior transfers (see 3.09), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The Contract Holder may choose to apply all or any part of the proceeds to an Annuity Option (see Part IV).

         (f) Surrender Value: After deduction of the Maintenance Fee (if any), Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

               The Fee on a total surrender of the Contract will not exceed 8.5% of the Purchase Payment(s) made to the Contract .

         (g) The following Sections 5.02, 5.03 and 5.04 of the Special Provisions do not apply to this Contract.

5.02.    Tax Deferred Annuity Plan

         (a) The preceding Section 5.01 of the Special Provisions does not apply to this Contract.
         (b) Control of Contract: Each Contract Holder shall own all amounts held in his or her Contract. Each Contract Holder may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract and any accounts shall not be subject to the claims of any creditors. This Contract is nonassignable, and nontransferable except to Aetna in the event of any outstanding loan plus interest, or pursuant to a "qualified domestic relations order" as set forth under the Retirement Equity Act of 1984.
         (c) Designation of Beneficiary: Each Contract Holder shall name a beneficiary. The beneficiary may be changed at any time. Until receipt of a written request to change the beneficiary, Aetna may rely upon the last named beneficiary.
         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.
         (e) Loan Value: During the Accumulation Period, the Contract Holder may request a loan from his or her Current Value by submitting a loan request form to Aetna's Home Office. A loan may not be requested within 12 months from the date of any prior loan. The following conditions must also be met:

               (1) The minimum Current Value must be $5,000. The loan amount must be at least $3,500. The loan amount may not exceed the lesser of:
                    [bullet] 50% of the vested Current Value reduced by the outstanding loan balance on the date on which the loan is made; or
                    [bullet] $50,000 reduced by the highest outstanding balance of loans within the preceding 12 months ending on the day before the loan is made.

                    However, if the Current Value is between $5,000 and $20,000, the loan amount is the lesser of:

                    [bullet] 75% of the vested Current Value reduced by the outstanding loan balance on the date on which the loan is made; or
                    [bullet] $10,000 reduced by the outstanding loan balance on the date on which the loan is made.

                    Loans can be made from those Contract values held in the Fund(s) and the Fixed Account.

                    Aetna reserves the right to restrict or limit the amount that may be borrowed from any investment option at any time. However, the full value of all investment options is included in the determination of the Current Value.

                    When a loan is made, the number of accumulation units equal to the loan amount will be withdrawn from the Current Value. Accumulation Units taken from the Current Value to provide a loan do not participate in the investment experience of the related investment options. Unless instructed otherwise, the amount withdrawn will be allocated on a pro rata basis among the Fixed Account and the Fund(s).

               (2) Loan interest will accrue on a daily basis at the rate of 3% annually.

               (3) Principal and interest on loans will be amortized over a 5 year term.

                    However, principal and interest on loans taken for the acquisition of a Contract Holder's principal residence may be amortized over a period of 1 to 20 whole years, as elected by the Contract Holder. The projected final repayment must be no later than the end of the calendar year in which the Contract Holder attains age 70.

               (4) Repayment of principal and interest is required at 3 month intervals. A bill in the amount of the quarterly repayment due will be mailed to the Contract Holder in advance of the payment due date. The repayment due date will be the first business day of the third calendar month following the 7th calendar day after the loan effective date. The loan effective date will be the date Aetna receives the loan request form in good order. Payment will be due before the end of the month in which the due date falls.

               (5) The repayments of principal will be allocated among the same Contract investment options and in the same proportion as when the loan was initially made.

               (6) if a billed quarterly installment of principal and interest is not paid by the last day of the month in which it is due, a partial surrender equal to the quarterly amount of principal and interest due, and a Surrender Fee, as applicable, will be made from the Contract.

               (7) If a partial surrender is taken from a Contract Holder's Current Value due to nonpayment of a billed quarterly installment, the date of the surrender will be the first business day following the last day of the month in which the repayment was due.

               (8) If a repayment is received in excess of a billed amount, the excess will be applied towards the principal portion of the outstanding loan. Payments received which are less than the billed amount will be returned to the Contract Holder.

               (9) Prepayment of the entire loan will be allowed. At the time of prepayment, Aetna will bill the Contract Holder for any accrued interest. Aetna will consider the loan paid when this accrued interest is paid.

               (10) If a Contract is surrendered or annuitized with an
                    outstanding loan balance, the loan is cancelled and taxable. Accrued interest and any applicable Surrender Fee will be deducted from the surrender amount. If the Contract is surrendered due to the Contract Holder's death, no surrender fee will be deducted.

         (f) Estate Conservation Option (ECO) Distribution Option: ECO is a distribution option under which a portion of the Contract's Current Value will automatically be surrendered and distributed each year.

               (1)  An ECO payment will be determined in the following manner:

                    a. Payments will commence no earlier than the year in which the Contract Holder attains age 70 1/2, and will be calculated on the full Contract Current Value of the account, except as provided in b.

                    b. If Aetna maintains separate records of the Contract Current Value as of December 31, (see below), payments made in or after the year in which the Contract Holder attains age 70 1/2, but before attaining age 75, will only be calculated on amounts contributed after December 31,1986, plus all investment earnings after that date. The method under this rule is only used upon election by the Contract Holder. It will no longer be effective if the Contract Holder submits a withdrawal request in addition to a scheduled ECO payment from the account, at which time ECO payments will then be determined under a.

                         Aetna will maintain separate records if the Contract Holder has not requested any withdrawals from his or her account since December 31,1986.

                    If the Contract Holder has attained age 70 1/2 prior to January 1, 1988 or is a participant in a governmental or church plan, the Contract Holder must be retired in order to qualify for the exception under (b).

               (2) Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the payment year, by a life expectancy factor.

                    As elected by the Contract Holder, the factor is either the single life or joint life expectancy based on tables in
                    Section 401(a)(9) of the Code or related regulations. If joint life expectancy is elected, the payments upon death will be calculated based on the survivor's life expectancy. If there is no survivor, the Current Value will be paid in a lump sum to the survivor's estate.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Contract Holder and his or her spouse. The spouse must be named as the beneficiary of any death benefits under the Plan while ECO is in effect.

               (3) Minimum Initial Current Value: At its discretion, Aetna may require a Minimum Initial Current Value for election of this option. If after election of this option, the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire Contract balance.

               (4) Date of Distribution: Distribution will be made annually on the 15th of any month or such other date Aetna may designate or allow. The Contract Holder shall specify an initial distribution month, not earlier than the calendar year in which the Contract Holder attains age 70 1/2.

               (5) Election and Revocation: ECO may be elected by the Contract Holder by submitting a completed and signed election form to Aetna's Home Office.

                    Once elected, this option may be revoked by the Contract Holder by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once.

               (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

         (g) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Contract's Current Value will automatically be surrendered and distributed each year.

               (1) Amount of Distribution: The Contract Holder may elect one of the two payment methods described below.

                    [bullet] Specified Amount: Payments of a designated dollar amount which must be no greater than 10% of the initial Current Value. This amount will remain constant unless a higher amount is required under the Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the Contract Holder. The life expectancy factor for this purpose will be the Contract Holder's life expectancy for the initial distribution year and with each subsequent calendar year, the factor will be reduced by one. The minimum required distribution will be determined by dividing the Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the payment year, by a life expectancy factor.

                    [bullet] Specified Period: Payments which are made over a period of time. The Period must be at least 10 years unless otherwise required by the Code minimum distribution rules. The maximum specified period will be limited by the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining.

                    The life expectancy factor is either the single life or joint life expectancy, as elected by the Contract Holder, based on tables in the Code or related regulations. If the joint life expectancy is elected, upon either the Contract Holder's or the spouse's death, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described under Specified Amount.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Contract Holder and his or her spouse. The spouse must be named as the beneficiary of any death benefits under the Contract while SWO is in effect.

                    Upon death, payments will continue in the manner described above under Specified Amount and Specified Period, unless otherwise elected by the beneficiary. Any mode elected by the beneficiary, must provide payments to be made at least as rapidly as those made prior to the Contract Holder's death.

               (2) Minimum Initial Current Value: At its discretion, Aetna may require a Minimum Initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Contract balance.

               (3) Date of Distribution: The Contract Holder shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Contract Holder attains age 70 1/2.

                    SWO payments will be made annually.

                    Subsequent distributions will be made annually on the 15th of the month or such other date Aetna may designate or allow.

               (4) Election and Revocation: SWO may be elected by the Contract Holder by submitting a completed and signed election form to Aetna's Home Office.

                    Once elected, this option may be revoked by the Contract Holder by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

               (5) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

         (h) Sum Payable at Death (Before Annuity Payments Start): The Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay the Current Value to the beneficiary when:

               (1)  The Contract Holder dies before Annuity payments start; and

               (2)  The notice of death is received in good order by Aetna.

               The sum payable will be the Current Value on the date when the notice is received in good order at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account plus interest (less any prior transfers (see 3.09), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The beneficiary may choose to apply any sum under an Annuity Option (see Part IV), subject to any other terms and conditions of this Contract, or to receive a lump sum.

               If the beneficiary is the surviving spouse, the first Annuity payment or the lump sum payment may be deferred to a date not later than December 31 of the year in which the Contract Holder would have attained age 70 1/2 or such later date as may be allowed under Federal law or regulations.

               If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to an Annuity Option within one calendar year of the Contract Holder's death or be paid to the beneficiary within 5 calendar years of the Contract Holder's death (see Part IV).

               In no event may payments to any beneficiary under an Annuity Option extend beyond the life of the beneficiary or any period certain greater than the beneficiary's life expectancy. If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

         (i) Surrender Value: After deduction of the Maintenance Fee, if any, the amount payable by Aetna upon the total surrender of a Contract with a loan(s) outstanding shall be reduced by accrued interest and if applicable, a Surrender Fee on the loan amount.

               The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

               The fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

               If the Contract Holder does not request commencement of benefits as described in subsection (I), Aetna will not be responsible for compliance with the Code 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

         (j) Surrender Restrictions: Limitations apply to full and partial surrenders of the Restricted Amount from this Contract, as required by Code Section 403(b)(11). The Restricted Amount is the sum of:

               (1) Net Purchase Payments attributable to Contract Holder salary reduction contributions made on and after January 1, 1989; plus
               (2) The net increase, if any, in the Current Value of the account after December 31, 1988 attributable to investment gains and losses and credited interest.

               The Restricted Amount may be fully or partially surrendered only if one or more of the following conditions are met:

               (1)  The Contract Holder has reached age 59 1/2;
               (2)  The Contract Holder has separated from service;
               (3)  The Contract Holder has died;
               (4) The Contract Holder has become disabled, within the meaning of Code Section 72(m)(7); or
               (5) The withdrawal is otherwise allowed by federal law, regulations or rulings.

               A full or partial surrender is also allowed if the Contract Holder incurs a "hardship" as that term is defined in the Code or regulations under 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need, or the Net Purchase Payments attributable to Contract Holder salary reduction contributions made on and after January 1, 1989.

               Aetna may require that the Contract Holder certify and/or provide satisfactory proof that one of these conditions has been met before a surrender request will be considered to be in good order.

               The Contract Holder or beneficiary must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence.

         (k) Limitation on Contributions: The Purchase Payment(s) made to the Contract in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code Section 403(b)(2) or the annual additions limitation of Code Section 415(c)(1). In addition, in no event may the Purchase Payment(s) attributable to elective deferrals as defined in Code Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code Section 402(g)(8) applies.

         (l) Timing of Distributions: The distribution of benefits accrued after December 31, 1986, must be made in a lump sum or must begin not later than the April 1 following the calendar year in which the Contract Holder attains age 70 1/2.

               The above does not apply if the Contract Holder is affiliated with a governmental entity or a church or attains age 70 1/2 before January 1, 1988. For such a Contract Holder, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than the April 1 following the calendar year in which the Contract Holder attains age 70 1/2 or retires, whichever occurs later.

               The required distribution described in either of the above rules must be made over the life of the Contract Holder (or the joint lives of the Contract Holder and beneficiary) or over a period not exceeding the life expectancy of the Contract Holder (or the joint life expectancies of the Contract Holder and the beneficiary).

               If the Contract Holder does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

         (m) The following Sections 5.03 and 5.04 of the Special Provisions does not apply to this Contract.

5.03.    Tax Deferred Annuity Plan (ERISA)

         (a) The preceding Sections 5.01 and 5.02 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: This is a Contract between the Contract Holder and Aetna only to satisfy the "purchase" requirements of Code Section 403(b)(1), as amended. The Contract Holder has no right, title, or interest in the amounts held under the Contract either by reason of remitting Purchase Payments or applying for this Contract.

               The Contract Holder shall notify Aetna in writing of the applicability of Title 1 of the Employee Retirement Income Security Act of 1974 as amended by subsequent law including the Retirement Equity Act of 1984 (Act) to the Contract. Aetna shall rely on the Contract Holder's determination and representation of applicability.

               Each Participant shall own all amounts held in his or her Contract. Each Participant may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choice in its Home Office, Aetna may rely on any previous choices made. This Contract shall not be subject to the claims of any creditors. This Contract is nonassignable and nontransferable, except to Aetna in the event of any outstanding loan plus interest, or pursuant to a "qualified domestic relations order" as set forth under the Act.

         (c) Designation of Beneficiary: Each Participant shall name a beneficiary. However, if the Participant is married on the date of death, Aetna shall disregard the named beneficiary and shall treat the current spouse as sole beneficiary, if:

               (1)  The Participant had not reached age 35; or

               (2) The Participant had reached age 35, and the appropriate preretirement survivor benefit waiver and spousal consent form(s) has not been submitted to Aetna.

               Any existing or future beneficiary designations not in conformance with this provision are null and void. The designation of a beneficiary by an unmarried Participant must be accompanied by the appropriate spousal consent form.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

         (e) Loan Value: During the Accumulation Period, the Participant may request a loan from his or her Current Value by submitting a loan request form to Aetna's Home Office. If the Participant is married, his or her spouse must consent in writing and in a form acceptable to Aetna before the loan will be made. A loan will not be allowed within 12 months from the date of any prior loan. The Loan Effective Date will be the date the Home Office receives the loan request form and spousal consent, if necessary, in good order. All loans are subject to the following conditions:

               (1) The minimum vested Current Value must be $2,000. The loan amount must be at least $1,000. The loan amount may not exceed the lesser of:

                    [bullet] 50% of the vested Current Value reduced by any outstanding loan balance(s) on the date on which the loan is made; or

                    [bullet] $50,000 reduced by the highest outstanding balance(s) of loans within the preceding 12 months ending on the day before the current loan is made.

               (2) Loans can be made from those Contract values held in the Fund(s) and the Fixed Account.

                    Aetna reserves the right to restrict or limit the amount that may be loaned from any investment option at any time.

                    When a loan is made, the number of accumulation units equal to the loan amount will be withdrawn from the Current Value. The amount of the loan will be withdrawn on a pro rata basis from the Fixed Account and from each of the Fund(s). Accumulation Units taken from the Current Value to provide a loan do not participate in the investment experience of the related investment options from which they were withdrawn.

               (3) On the first business day of each calendar month, Aetna will determine a Loan Interest Rate. This rate will be equal to Moody's Corporate Bond Yield Average - Monthly Average

                    Corporates as published by Moody's Investors Service, Inc. for the calendar month beginning two months before the date on which the new Loan Interest Rate is effective. The Loan Interest Rate for the calendar month in which the loan is effective will apply for one year from the Loan Effective Date. Annually on the anniversary of the Loan Effective Date, the rate will be adjusted to equal the Loan Interest Rate determined for the month in which the loan anniversary occurs.

               (4) Principal and interest on loans must be amortized in quarterly installments over a 5 year term. If the Loan Interest Rate is adjusted, future repayments will be adjusted so that the outstanding loan balance is amortized in equal quarterly installments over the remaining term. A quarterly processing fee equal to .74% of the outstanding loan balance will be deducted from each repayment and retained by Aetna. The remainder of each repayment will be credited to the Contract. Repayment amounts credited to the Contract will be allocated among the same investment options and in the same proportions as amounts were withdrawn to make the loan.

               (5) A bill in the amount of the quarterly repayment due will be mailed to the Participant in advance of the repayment due date. The repayment due date will be the first business day of the third calendar month following the 7th calendar day after the loan effective date. The repayment will be in default if it is not received by Aetna at its Home Office before the end of the month in which the due date falls.

               (6) If a repayment is in default, an amount equal to the repayment amount and any applicable deferred sales charge will be deducted from the Contract as a deemed partial surrender. The date of the surrender will be the first business day following the last day of the month in which the repayment was due. The surrendered amount will automatically be applied to make the repayment that is in default and will thereafter be subject to (4).

               (7) If a repayment is received in excess of a billed amount, the excess will be applied towards the principal portion of the outstanding loan. Repayments received which are less than the billed amount will be returned to the Participant; therefore, the repayment will be in default and (6) will apply.

               (8) Prepayment of the entire loan will be allowed. At the time of prepayment, Aetna will bill the Participant for any accrued Loan Interest in accordance with (4). Aetna will consider the loan paid when this amount is received.

               (9) If a Contract is surrendered while there is an outstanding loan balance, accrued Loan Interest and any applicable Surrender Fee will be deducted from the Current Value.

               (10) If a Contract is surrendered or annuitized with an
                    outstanding loan balance, the loan is canceled and taxable. Accrued Loan Interest will be deducted from the Current Value and this interest then will be treated as a quarterly repayment under (4).

         (f) Estate Conservation Option (ECO) Distribution Option: ECO is a distribution option under which a portion of the Contract's Current Value will automatically be surrendered and distributed each year.

               (1)  An ECO payment will be determined in the following manner:

                    a. Payments shall commence no earlier than the year in which the Participant attains age 70 1/2, and will be calculated on the full Contract Current Value of the account, except as provided in b.

                    b. If Aetna maintains separate records of the Contract Current Value as of December 31, (see below), payments made on or after the year in which the Participant attains age 70 1/2 but before attaining age 75, will be calculated only on amounts contributed after December 31, 1986, plus all investment earnings after that date. The method under this rule is only used upon the Participant's election and no longer will be effective if he or she submits a withdrawal request in addition to a scheduled ECO payment from the account, at which time ECO payments will then be determined under a.

                           Aetna will maintain separate records if the Participant has not requested any withdrawals from his or her Contract since December 31, 1986.

                    If the Participant has attained age 70 1/2 prior to January 1, 1988 or is a participant in a governmental or church plan, the Participant must be retired in order to quality for the exception under (b).

               (2) Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the payment year, by a life expectancy factor.

                    As elected by the Participant, the factor is either the single life or joint life expectancy based on tables in
                    Section 401(a)(9) of the Code or related regulations. If joint life expectancy is elected, and the Participant or spouse dies, payments will be calculated based on the survivor's life expectancy.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse.

                    The spouse must be named as the beneficiary of any death benefits under the Plan while ECO is in effect.

               (3) Minimum Initial Current Value: At its discretion, Aetna may require a Minimum Initial Current Value for election of this option. If after election of this option, the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire Contract balance.

               (4) Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70 1/2. Subsequent distributions will be made annually on the 15th of the month or such other date Aetna may designate or allow.

               (5) Election and Revocation: ECO may be elected by the Participant by submitting a completed and signed election form to Aetna's Home Office. The Participant also must submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

                    Once elected, this option may be revoked by the Participant by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once.

               (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

         (g) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Contract's Current Value will automatically be surrendered and distributed each year.

               (1) Amount of Distribution: The Participant may elect one of the two payment methods described below.

                    [bullet] Specified Amount: Payments of a designated dollar amount which must be no greater than 10% of the Initial Current Value. This amount will remain constant unless a higher amount is required under the Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the Participant. The life expectancy factor for this purpose will be the Participant's life expectancy at the time of the election of this option, and with each subsequent calendar year the factor will be reduced by one. The minimum required distribution will be determined by dividing the Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the payment year, by a life expectancy factor.

                    [bullet] Specified Period: Payments which are made over a period of time. The Period must be at least 10 years unless otherwise required by the Code minimum distribution rules. The maximum specified period will be limited by the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year, including any outstanding loan(s), by the number of payment years remaining.

                    The life expectancy factor is either the single life or joint life expectancy, as elected by the Participant, based on tables in Section 401(a)(9) of the Code or related regulations. If the joint life expectancy is elected, upon either the Participant's or the spouse's death, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described under Specified Amount. Payments upon the Participant's death will continue in the manner described above, unless the spouse elects an alternate payment mode.

                    Any mode elected must Provide payments to be made at least as rapidly as those made prior to the Participant's death.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse. The spouse must be named as the beneficiary of any death benefits under the Contract while SWO is in effect.

               (2) Minimum Initial Current Value: At its discretion, Aetna may require a Minimum Initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Contract balance.

               (3) Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70 1/2.

                    SWO payments will be made annually. Subsequent distributions will be made annually on the 15th of the month or such other date Aetna may designate or allow.

               (4) Election and Revocation: SWO may be elected by the Participant by submitting a completed and signed election form to Aetna's Home Office. The Participant must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

                    Once elected, this option may be revoked by the Contract Holder by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

               (5) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

         (h) Sum Payable at Death (Before Annuity Payments Start): The Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay the Current Value to the beneficiary when:

               (1)  The Participant dies before Annuity payments start; and

               (2)  The notice of death is received in good order by Aetna.

               The sum payable will be the Current Value on the date when the notice is received in good order at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account plus interest (less any prior transfers (see 3.09), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The beneficiary may choose to apply any sum under an Annuity Option (see Part IV), subject to any other terms and conditions of this Contract, or to receive a lump sum.

               If the beneficiary is the surviving spouse, the first Annuity payment or the lump sum payment may be deferred to a date not later than when the Participant would have attained age 70 1/2 or such later date as may be allowed under Federal law or regulations.

               If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to an Annuity Option within one year of the Participant's death or be paid to the beneficiary within 5 years of the Participant's death (see Part IV).

               In no event may payments to any beneficiary under an Annuity option extend beyond the life of the beneficiary or any period certain greater than the beneficiary's life expectancy. if no beneficiary exists, the payment will be made to the Participant's estate.

         (i) Surrender Value: After deduction of the Maintenance Fee, if any, the amount payable by Aetna upon the total surrender of a Contract with a loan(s) outstanding shall be reduced by accrued interest and if applicable, a Surrender Fee on the loan amount. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

               The fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

               If the Participant is married, his or her spouse must consent in writing to any request for a partial surrender. This consent must be given within the 90 day period before the partial surrender is to be made.

               A full surrender will be paid to a married Participant only as a Joint and

               1/2 Contingent Life Income Annuity (see 4.08), unless the Participant's spouse consents in writing to one of the other Annuity Options or a lump sum payment. This consent must be given within the 90 day period ending on the date payment is to be made. If a lump sum payment is elected in lieu of an Annuity Option, it must be paid no later than the April 1 of the calendar year following the year in which the Participant turns age 70 1/2 or such later date as may be allowed under federal law or regulations.

               If the Contract Holder does not request commencement of benefits as described in subsection (1), Aetna will not be responsible for compliance with the Code 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

               At Aetna's discretion, a full surrender may be allowed without spousal consent if the Current Value is $3,500 or less.

         (j) Surrender Restrictions: Limitations apply to full and partial surrenders of the Restricted Amount from this Contract, as required by Code Section 403(b)(11). The Restricted Amount is the sum of:

               (1) Net Purchase Payments attributable to Participant salary reduction contributions made on and after January 1, 1989; plus

               (2) The net increase, if any, in the Current Value of the account after December 31, 1988 attributable to investment gains and losses and credited interest.

               The Restricted Amount may be fully or partially surrendered only if one or more of the following conditions are met:

               (1)  The Participant has reached age 59 1/2;
               (2)  The Participant has separated from service;
               (3)  The Participant has died;
               (4) The Participant has become disabled, within the meaning of Code Section 72(m)(7); or
               (5) The withdrawal is otherwise allowed by federal law, regulations or rulings.

               A full or partial surrender is also allowed if the Contract Holder incurs a "hardship" as that term is defined in the Code or regulations under 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need, or the Net Purchase Payments attributable to Contract Holder salary reduction contributions made on and after January 1, 1989.

               Aetna may require that the Contract Holder certify and/or provide satisfactory proof that one of these conditions has been met before a surrender request will be considered to be in good order.

               The Contract Holder or beneficiary must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence .

         (k) Limitation on Contributions: The Purchase Payment(s) made to the account in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code Section 403(b)(2) or the annual additions limitation of Code Section 415(c)(1). In addition, in no event may the Purchase Payment(s) attributable to elective deferrals as defined in Code Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code
               Section 402(g)(8) applies.

         (l) Timing of Distributions: The distribution of benefits accrued after December 31, 1986, must be made in a lump sum or must begin not later than the April 1 following the calendar year in which the Contract Holder attains age 70 1/2.

               The above does not apply if the Contract Holder is affiliated with a governmental entity or a church. For such a Contract Holder, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Contract Holder attains age 70 1/2 or retires, whichever occurs later.

               The required distribution described in either of the above rules must be made over the life of the Contract Holder (or the joint lives of the Contract Holder and beneficiary) or over a period not exceeding the life expectancy of the Contract Holder (or the joint life expectancies of the Contract Holder and the beneficiary).

               If the Contract Holder does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

         (m) The following Section 5.04 of the Special Provisions does not apply to this Contract.

5.04     Individual Annuity Plan

         (a) The preceding Sections 5.01, 5.02 and 5.03 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices at its Home Office, Aetna may rely on any previous choices made.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

               The beneficiary may be changed at any time. Until receipt of a written request to change the beneficiary, Aetna may rely upon the last named beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01 ) will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

               (1)  The Contract Holder dies before Annuity payments start; and

               (2)  The notice of death is received in good order by Aetna.

               The sum paid will be the Current Value on the date the notice is received in good order at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account including Fixed Account interest added by Aetna (less any prior transfers, (see 3.09) surrenders, Maintenance Fees, or amounts used to purchase Annuity Options).

               The following choices are available to any beneficiary subject to any other terms and conditions of this Contract and this section. The beneficiary may choose to:

               (a)  Apply any sum to an Annuity Option (see 4.08);
               (b) Maintain the Contract, or allocate any amount to any of the available investment options; or
               (c)  Receive a lump sum payment.

               If the beneficiary is the surviving spouse, the beneficiary shall be treated as the successor Contract Holder on Aetna's records. Such successor Contract Holder may exercise all rights under the Contract.

               If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to Annuity Options 2, 3 or 4 within one year of the Contract Holder's death, or be paid to the beneficiary within 5 years of the Contract Holder's death (see 4.08).

               If no beneficiary exists, payment will be made to the estate of the Contract Holder.

         (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

               The Fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

                                VI. FEE SCHEDULE
                           DEFERRED COMPENSATION PLAN

6.01.    Maintenance Fee:  The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the Effective Date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

           If Period of Time is                             Surrender Fee

                    Less than 5 years                            5%
                    From 5 to 6 years                            4%
                    From 6 to 7 years                            3%
                    From 7 to 8 years                            2%
                    From 8 to 9 years                            1%
                    9 or more years                              0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)      At the death of the Annuitant before Annuity payments start;

         (b)      As a premium for an Annuity under this Contract;

         (c) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months; or

         (d)      Due to an election of the SWO Distribution Option.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to a Purchase Payment of exactly $1,000. Values would be different for other Purchase Payment amounts, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited at the Guaranteed Interest Rate at the beginning of each Contract year. The applicable Surrender Fee is deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT



                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
     ----              -----                -----               ----               -----              -----

      1                $1,040              $   988              16                  $1,872            $1,872
      2                 1,082                1,028              17                   1,947             1,947
      3                 1,125                1,069              18                   2,025             2,025
      4                 1,170                1,111              19                   2,106             2,106
      5                 1,217                1,156              20                   2,191             2,191
      6                 1,265                1,168
      7                 1,316                1,290              25                   2,665             2,665
      8                 1,369                1,355
      9                 1,423                1,423              30                   3,243             3,243
      10                1,480                1,480
      11                1,539                1,539              35                   3,946             3,946
      12                1,601                1,601
      13                1,665                1,665              40                   4,801             4,801
      14                1,731                1,731
      15                1,800                1,800              45                   5,841             5,841

                                                                50                   7,106             7,106

                                VI. FEE SCHEDULE
                           DEFERRED COMPENSATION PLAN

6.01.    Maintenance Fee: The Maintenance Fee will be $20.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                     Surrender

         Less than 5                                               5%
         5 or more but less than 7                                 4%
         7 or more but less than 9                                 3%
         9 or 10                                                   2%
         More than 10                                              0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

        (a)    At the death of the Annuitant before Annuity payments start;

        (b)    As a premium for an Annuity under this Contract;

        (c) On and after the tenth anniversary of the Effective Date of the Contract;

        (d) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months; or

        (e)    Due to an election of the SWO Distribution Option.

6.03.      Table of Minimum Values - Fixed Account:

           The values in the following Table only apply to Annual Purchase Payments of exactly $1,000. Values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

           The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

                        TABLE OF MINIMUM CONTRACT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS


                                           Minimum                                                   Minimum
    End of            Minimum             Surrender           End of              Minimum           Surrender
     Year             Reserve               Value               Year              Reserve             Value
     ----             -------               -----               ----              -------             -----

      1               $1,020             $    969                16                $22,261          $22,261
      2                2,081                1,977                17                 24,171           24,171
      3                3,184                3,025                15                 26,158           26,158
      4                4,331                4,115                19                 28,224           28,224
      5                5,524                5,304                20                 30,373           30,373
      6                6,765                6,495
      7                8,056                7,815                25                 42,478           42,478
      8                9,398                9,117
      9               10,794               10,579                30                 57,206           57,206
      10              12,246               12,246
      11              13,756               13,756                35                 75,124           75,124
      12              15,326               15,326
      13              16,959               16,959                40                 96,925           96,925
      14              18,658               18,658
      15              20,424               20,424                45                123,448          123,448

                                                                 50                155,719          155,719

                                 VI FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN

6.01.      Maintenance Fee:  The Maintenance Fee will be $0.

6.02.      Surrender Fee:

           For each surrender, the Surrender Fee will vary according to the period of time between the Effective Date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

If Period of Time is                                           Surrender Fee

         Less than 5 years                                          5%
         From 5 to 6 years                                          4%
         From 6 to 7 years                                          3%
         From 7 to 8 years                                          2%
         From 8 to 9 years                                          1%
         9 or more years                                            0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)      At the death of the Annuitant before Annuity payments start;

         (b)      As a premium for an Annuity under this Contract

         (c) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2 and less than age 70 1/2. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Contract Holder's Account are excluded when calculating the Current Value. This provision does not apply to partial surrender due to loan defaults and does not apply to full surrender requests;

         (d) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months; or

         (e)      Due to an election of the ECO or SWO Distribution Options.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to a Purchase Payment of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The applicable Surrender Fee is deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT




                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
     ----              -----                -----               ----               -----              -----

      1               $1,040                $ 988               16                 $1,872            $1,872
      2                1,082                1,028               17                  1,947             1,947
      3                1,125                1,069               18                  2,025             2,025
      4                1,170                1,111               19                  2,106             2,106
      5                1,217                1,168               20                  2,191             2,191
      6                1,265                1,227
      7                1,316                1,290               25                  2,665             2,665
      8                1,369                1,355
      9                1,423                1,423               30                  3,243             3,243
      10               1,480                1,480
      11               1,539                1,539               35                  3,946             3,946
      12               1,601                1,601
      13               1,665                1,665               40                  4,801             4,801
      14               1,731                1,731
      15               1,800                1,800               45                  5,841             5,841

                                                                50                  7,106             7,106

                                VI. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN

6.01.    Maintenance Fee:  The Maintenance Fee will be $20.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

Number of Purchase Payment Cycles Completed                    Surrender

         Less than 5                                              5%
         5 or more but less than 7                                4%
         7 or more but less than 9                                3%
         9 or 10                                                  2%
         More than 10                                             0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a) At the death of the Contract Holder before Annuity payments start;

         (b)      As a premium for an Annuity under this Contract;

         (c) After the Contract Holder has reached age 59 1/2and 9 or more Purchase Payment Cycles have been completed;

         (d) On and after the tenth anniversary of the Effective Date of the Contract;

         (e) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2 and less than age 70 1/2. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Contract Holder's Account are excluded when calculating the Current Value. This provision does not apply to partial surrenders due to loan defaults and does not apply to full surrender requests;

         (f) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months; or

         (g)      Due to an election of the ECO or SWO Distribution Options.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following table only apply to Annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT




                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
     ----              -----                -----               ----               -----              -----

      1               $1,020              $   969               16                $22,261            $22,261
      2                2,081                1,977               17                 24,171             24,171
      3                3,184                3,025               18                 26,158             26,158
      4                4,331                4,115               19                 28,224             28,224
      5                5,524                5,304               20                 30,373             30,373
      6                6,765                6,495
      7                8,056                7,815               25                 42,478             42,478
      8                9,398                9,117
      9               10,794               10,579               30                 57,206             57,206
      10              12,246               12,00l
      11              13,756               13,756               35                 75,124             75,124
      12              15,326               15,326
      13              16,959               16,959               40                 96,925             96,925
      14              18,658               18,658
      15              20,424               20,424               45                123,448            123,448

                                                                50                155,719            155,719

                                VI. FEE SCHEDULE
                             INDIVIDUAL ANNUITY PLAN

6.01.      Maintenance Fee:  The Maintenance Fee will be $0.

6.02.      Surrender Fee:

           For each surrender, the Surrender Fee will vary according to the period of time between the Effective Date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

           If Period of Time is                                Surrender Fee

                    Less than 5 years                               5%
                    From 5 to 6 years                               4%
                    From 6 to 7 years                               3%
                    From 7 to 8 years                               2%
                    From 8 to 9 years                               1%
                    9 or more years                                 0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a) At the death of the Contract Holder before Annuity payments start;

         (b)      As a premium for an Annuity under this Contract;

         (c) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. This provision does not apply to full surrender requests; or

         (d) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to a Purchase Payment of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The applicable Surrender Fee is deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT


                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
     ----              -----                -----               ----               -----              -----

      1               $1,040             $   988                16                 $1,872            $1,872
      2                1,082               1,028                17                  1,947             1,947
      3                1,125               1,069                18                  2,025             2,025
      4                1,170               1,111                19                  2,106             2,106
      5                1,217               1,168                20                  2,191             2,191
      6                1,265               1,227
      7                1,316               1,290                25                  2,665             2,665
      8                1,369               1,355
      9                1,423               1,423                30                  3,243             3,243
      10               1,480               1,480
      11               1,539               1,539                35                  3,946             3,946
      12               1,601               1,601
      13               1,665               1,665                40                  4,801             4,801
      14               1,731               1,731
      15               1,800               1,800                45                  5,841             5,841

                                                                50                  7,106             7,106

                                VI. FEE SCHEDULE
                             INDIVIDUAL ANNUITY PLAN

6.01.    Maintenance Fee:  The Maintenance Fee will be $20.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

           Number of Purchase Payment Cycles Completed           Surrender Fee

                    Less than 5                                       5%
                    5 or more but less than 7                         4%
                    7 or more but less than 9                         3%
                    9 or 10                                           2%
                    More than 10                                      0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a) At the death of the Contract Holder before Annuity payments start;

         (b)      As a premium for an Annuity under this Contract;

         (c) On and after the tenth anniversary of the Effective Date of the Contract;

         (d) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. This provision does not apply to full surrender requests; or

         (e) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to Annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT




                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
     ----              -----                -----               ----               -----              -----

      1               $1,020              $   969               16                $22,261            $22,261
      2                2,081                1,977               17                 24,171             24,171
      3                3,184                3,025               18                 26,158             26,158
      4                4,331                4,115               19                 28,224             28,224
      5                5,524                5,304               20                 30,373             30,373
      6                6,765                6,495
      7                8,056                7,815               25                 42,478             42,478
      8                9,398                9,117
      9               10,794               10,579               30                 57,206             57,206
      10              12,246               12,246
      11              13,756               13,756               35                 75,124             75,124
      12              15,326               15,326
      13              16,959               16,959               40                 96,925             96,925
      14              18,658               18,658
      15              20,424               20,424               45                123,448            123,448

                                                                50                155,719            155,719

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 1-800-525-4225



               INDIVIDUAL VARIABLE, FIXED, OR COMBINATION CONTRACT
                                NONPARTICIPATING
               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT